UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




 Date of Report (Date of earliest event reported)       September 12, 2003



                           CONTANGO OIL & GAS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                  000-24971             95-4079863
  (State or other jurisdiction       (Commission           (IRS Employer
        of incorporation)           File Number)        Identification No.)



                        3700 BUFFALO SPEEDWAY, SUITE 960
                              HOUSTON, TEXAS 77098
                    (Address of principal executive offices)

                                 (713) 960-1901
              (Registrant's telephone number, including area code)



                                       N/A
          (Former name or former address, if changed since last report)






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ITEM 5.  OTHER EVENTS.

         On September 12, 2003, Contango completed the sale of some non-core reserves in Brooks County, Texas for $5.0 million. Proved reserves were 1.5 Bcfe and accounted for $5.0 million of the Company's discounted present value at 10% per annum as of June 30, 2003. After the sale of these properties, the Company has $12.3 million of debt outstanding and $11.4 million of unused bank borrowing capacity. The Company's current production rate following the sale of these properties is 16,000 MMbtue per day. At today's commodity prices, the Company expects EBITDAX of $1.5 to $2.0 million per month through year-end 2003.

         A copy of the press release issued by Contango on September 16, 2003 concerning the property sale is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

         The following is a list of exhibits filed as part of this Form 8-K.


         Exhibit No.               Description of Document
         ----------       -----------------------------------------------
                99.1      Press release dated September 16, 2003.

ITEM 9.  REGULATION FD DISCLOSURE.

         On September 16, 2003, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The text of this press release is furnished pursuant to Item 12 under
Item 9 of Form 8-K.


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




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CONTANGO OIL & GAS COMPANY



Date:  September 16, 2003   By:   /s/  KENNETH R. PEAK
                                  --------------------------------------------
                                  Kenneth R. Peak
                                  Chairman and Chief Executive Officer


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